Exhibit 10.3

CAMBRIDGE CAPITAL ACQUISITION CORPORATION
525 South Flagler Drive, Suite 201
West Palm Beach, FL 33401
December 17, 2013

Cambridge Capital LLC
525 South Flagler Drive, Suite 201
West Palm Beach, FL 33401

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Cambridge Capital Acquisition Corporation (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Cambridge Capital LLC shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, situated at 525 South Flagler Drive, Suite 201, West Palm Beach, FL 33401 (or any successor location).  In exchange therefore, the Company shall pay Cambridge Capital LLC the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date.  Cambridge Capital LLC hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Very truly yours,

CAMBRIDGE CAPITAL ACQUISITION CORPORATION

Date	By:	/s/ Benjamin Gordon
	Name:	Benjamin Gordon
	Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

CAMBRIDGE CAPITAL LLC

By:	/s/ Benjamin Gordon
Name:	Benjamin Gordon
Title:	Chief Executive Officer